Exhibit 3.11

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Denton Telecom Partners I, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

1. The name of the limited partnership is Denton Telecom Partners I, LP.

2. The address of the limited partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the limited partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

3. The name and mailing address of the general partner is as follows:

CFC Telecom Holdings, LLC

c/o National Rural Utilities Cooperative Finance Corporation

2201 Cooperative Way

Herndon, VA 20171

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Denton Telecom Partners I, LP, as of September 10,2002.

CFC Telecom Holdings, LLC, General Partner

By:	/s/ Vanessa E. Tollis

Vanessa E, Tollis, Authorized Person

LIMITED PARTNERSHIP

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF

Limited Partnership

OF

Denton Telecom Partners I, LP

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON SEPTEMBER 10, 2002.

1. The name of the limited partnership is Denton Telecom Partners I, LP.

2. A Certificate of Limited Partnership was filed by the Secretary of State of Delaware on September 10, 2002 that requires correction as permitted by Section 17-213 of the Delaware Revised Uniform Limited Partnership Act.

3. The inaccuracy or defect of the Certificate to be corrected is as follows: the name of the general partner shall be corrected from CFC Telecom Holdings, LLC to Denton Telecom Holdings I, LLC.

4. Article 3 of the Certificate of Limited Partnership is corrected to read as follows:

The name and mailing address of the general partner is as follows:

Denton Telecom Holdings I, LLC

c/o National Rural Utilities Cooperative Finance Corporation

2201 Cooperative Way

Herndon,VA 20171

BY:	/s/ Vanessa E. Tollis

Vanessa E. Tollis, Authorized Person

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DENTON TELECOM PARTNERS I, LP

The undersigned, desiring to correct the Certificate of Limited Partnership of Denton Telecom partners I, LP, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Denton Telecom Partners I, LP.

SECOND: A Certificate of Limited Partnership was filed with the Secretary of the State of Delware on September 10, 2002, and said Certificate requires correction in accordance with Section 17-213 of the Delaware Revised Uniform Limited Partnership Act.

THIRD: The inaccuracy of said Certificate to be corrected is the name of the general partner.

FOURTH: Paragraph 3 said Certificate is corrected by correcting the name of the general partner (such correction being evidenced by that certain Certificate of Correction filed by CFC Telecom Holdings, LLC in the Office of the Secretary of State of Delaware on July 29, 2002) as follows:

3.	The name and mailing address of the general partner is as follows:

Denton Telecom Holdings I, LLC

c/o National Rural Utilities Cooperative Finance Corporation

2201 Cooperative Way

Herndon, VA 20171

IN WITNESS WHEREOF, the undersigned executed this Certificate of Correction to the Certificate of limited partnership on this 24TH day of October, 2003.

DENTON TELECOM PARTNER I, LP

By:	Denton Telecom Holdings I, LLC, its General Partner

	By:	National Rural Utilities Cooperative Finance Corporation, its Managing Member

		By:	/s/ Lawrance Zawilick

Lawrance Zawilick Senior Vice President